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                                                                    EXHIBIT 23-7

[NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]



                               February 27, 1998


MCN Energy Group Inc.
500 Griswold
Detroit, Michigan 48226

RE:  MCN Energy Group Inc.
     1997 Annual Report on From 10-K

Ladies and Gentlemen:

     The firm of Netherland, Sewell & Associates, Inc. consents to the use of its name and the information contained in this report dated January 15, 1998, regarding MCN Energy Group Inc.'s oil and gas reserve information as of December 31, 1997 in its 1997 Annual Report on Form 10-K.

     In addition, Netherland, Sewell & Associates, Inc. consents to the incorporation by reference of said material in registration Statement Nos. 333-02105 and 333-02107 on Form S-8, 333-01523, 333-21175, and 333-45281 on Form
S-3, and Post Effective Amendment No. 1 to Registration Statement No. 33-21930-99 on Form S-8 of MCN Energy Group Inc.

     Netherland, Sewell & Associates, Inc. has no interest in MCN Energy Group Inc. or in any affiliated companies or subsidiaries and is not to receive such interest as payment for such reports and has no director, officer, or employee otherwise connected with MCN Energy Group Inc. We are not employed by MCN Energy Group Inc. on a contingent basis.



                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By: /s/ Clarence M. Netherland
                                        ---------------------------------
                                            Clarence M. Netherland
                                            Chairman